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                                                 ANACOMP, INC. AND SUBSIDIARIES
                                         PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                                                    (DOLLARS IN THOUSANDS)


                                                 PREDECESSOR     REORGANIZED                PREDECESSOR  REORGANIZED
                                                   COMPANY         COMPANY                  COMPANY      COMPANY       COMBINED
                                                 --------------------------              ---------------------------
                                                   EIGHT            FOUR      COMBINED        SIX         SIX           TWELVE
                                                   MONTHS          MONTHS       YEAR         MONTHS      MONTHS         MONTHS
                                                   ENDED           ENDED       ENDED         ENDED       ENDED          ENDED
                                                  MAY 31,        SEPT. 30,   SEPT. 30,      MAR. 31,    MAR. 31,       MAR. 31,
                                                   1996            1996        1996          1996        1997           1997
                                                  -------        --------     -------       -------      -------        ------

Income before taxes, extraordinary items and
  cumulative effect of accounting change          116,228        (17,609)      98,619       (5,978)     (19,380)        85,217
Add back of actual net interest expense            25,184         11,872       37,056       22,853       17,415         31,618
Less pro forma net interest expense               (22,198)       (10,098)     (32,296)     (17,134)     (14,937)       (30,099)
                                                  -------        -------      -------      -------      -------        -------
Pro forma income before taxes, extraordinary
  items and cumulative effect of
  accounting change                               119,214        (15,835)     103,379         (259)     (16,902)        86,736
Pro forma fixed charges                            26,948         12,335       39,282       20,525       18,778         37,335
                                                  -------        -------      -------      -------      -------        -------
          Pro forma earnings                      146,162         (3,501)     142,661       20,266        1,876        124,271
                                                  -------        -------      -------      -------      -------        -------
                                                  -------        -------      -------      -------      -------        -------
Pro forma interest expense and fee amortization    22,295         10,356       32,651       16,957       15,952         31,646
Lease expense considered to be interest             4,652          1,979        6,631        3,568        2,826          5,889
                                                  -------        -------      -------      -------      -------        -------
          Pro forma fixed charges                  26,948         12,335       39,282       20,525       18,778         37,535
                                                  -------        -------      -------      -------      -------        -------
                                                  -------        -------      -------      -------      -------        -------

Pro forma ratio of earnings to fixed charges         5.42          (0.28)        3.63         0.99         0.10           3.31
                                                  -------        -------      -------      -------      -------        -------
                                                  -------        -------      -------      -------      -------        -------

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